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PROSPECTUS SUPPLEMENT                  Filed Pursuant to Rule 424(b)(3) and (c)
HERCULES INCORPORATED                  Registration Statement No. 333-67210
Hercules Plaza
1313 North Market Street               [HERCULES LOGO]
Wilmington, Delaware 19894-0001
302-594-5000



                              HERCULES INCORPORATED
                                 EXCHANGE OFFER
                             for $400,000,000 of its
                          11 1/8% Senior Notes Due 2007

             The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 7, 2001, unless extended.

     The attached Quarterly Report on Form 10-Q of Hercules Incorporated, dated November 14, 2001, supplements the Prospectus of Hercules Incorporated, dated October 31, 2001, and should be attached to each copy of that Prospectus.

               YOU SHOULD CONSIDER CERTAIN RISKS BEFORE DECIDING
                       WHETHER TO TENDER YOUR OLD NOTES.
            SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THE PROSPECTUS.

     Neither the SEC nor any state securities commission has approved or disapproved of the new notes or determined that the Prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.








             This Prospectus Supplement is dated November 14, 2001.